STATE OF DELAWARE CERTIFICATE OF CHANGE OF REGISTERED AGENT AND/OR REGISTERED OFFICE The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows: 1. The name of the corporation is_________________________________________ _______________________________________________________________________. 2. The Registered Office of the corporation in the State of Delaware is changed to ________________________________________________________________________ ________________________(street), in the City of _____________________________, County of ________________________Zip Code_________________. The name of the Registered Agent at such address upon whom process against this Corporation may be served is _______________________________________________________________. 3. The foregoing change to the registered office/agent was adopted by a resolution of the Board of Directors of the corporation. By:____________________________________ Authorized Officer Name:____________________________________ Print or Type Athene Holding Ltd. 251 Little Falls Drive Wilmington New Castle 19808 Corporation Service Company Ira Rosenblatt